Exhibit 4.8

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of July 5, 2024, among (i) Smurfit Kappa Treasury Funding Designated Activity Company (f/k/a Smurfit Capital Funding PLC), a designated activity company organized under the laws of Ireland (the “Issuer”); (ii) the entities listed in the signature pages hereto as “Existing Guarantors” (the “Existing Guarantors”); (iii) the entities listed in the signature pages hereto as “New Guarantors” (the “New Guarantors” and, together with the Existing Guarantors, the “Guarantors”); and (vi) The Bank of New York Mellon, as successor trustee to Chemical Bank, as trustee (the “Trustee”).

WITNESSETH:

WHEREAS the Issuer, the Existing Guarantors and the Trustee have heretofore executed an Indenture, dated as of November 15, 1995 (as amended or supplemented, the “Indenture”), providing for the issuance of 7.5% debentures due 2025 (the “Notes”) by the Issuer;

WHERAS Smurfit Kappa Group plc, an Irish public limited company (“SKG”), the indirect parent of the Issuer, has entered into a transaction agreement, dated as of September 12, 2023, with WestRock Company, a Delaware corporation (“WestRock”), Smurfit WestRock plc (formerly known as Smurfit WestRock Limited, “Smurfit WestRock”) and Sun Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Smurfit WestRock (the “Transaction Agreement”);

WHEREAS, pursuant to the terms of the Transaction Agreement, the parties thereto agreed to consummate a combination (the “Combination”), following which Smurfit WestRock will be the parent of each of SKG and WestRock;

WHEREAS, in connection with the Combination and subject to the consummation of the Combination on the date hereof, each New Guarantor desires to fully and unconditionally guarantee the Issuer’s obligations under the Notes on the terms and subject to the conditions set forth in Sections 205 and 303 of the Indenture and all of the other applicable provisions of the Indenture and the Notes (the “New Guarantees”); and

WHEREAS pursuant to Section 901(9) of the Indenture, the Issuer, the Guarantors and the Trustee are authorized to execute and deliver this Supplemental Indenture without the consent of any Holder of a Note; provided that such Supplemental Indenture does not adversely affect the interest of any Holder of a Note in any material respect.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each of the Issuer, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.            Agreement to Guarantee. Each New Guarantor hereby agrees, jointly and severally with all Existing Guarantors, to fully and unconditionally guarantee the Issuer’s obligations under the Notes on the terms and subject to the conditions set forth in Sections 205 and 303 of the Indenture and all the other applicable provisions of the Indenture and the Notes.

2.            Agreement to be Bound. Each New Guarantor hereby shall be a party to the Indenture as a Guarantor and as such shall have all of the rights of, be subject to all of the obligations and agreements of and be bound by all of the provisions applicable to a Guarantor of the Notes under the Indenture and the Notes.

3.            Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

4.            Governing Law. This Supplemental Indenture and the rights and duties of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of New York.

5.            Trustee Disclaimer. The Trustee accepts the amendment of the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Issuer and the Guarantors, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Issuer and the Guarantors by corporate action or otherwise, (iii) the due execution hereof by the Issuer and the Guarantors and/or (iv) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

6.            Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart signature page by e-mail (PDF) or other electronic signature means shall be effective as delivery of a manually executed counterpart of this Supplemental Indenture.

7.            Incorporation by Reference. Section 115 of the Indenture is incorporated by reference into this Supplemental Indenture as if more fully set out herein.

8.            Effect of Headings; Certain Definitions. The Section headings herein are for convenience only and shall not affect the construction thereof. Any capitalized term used but not otherwise defined herein shall have the meaning set forth in the Indenture.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

Issuer

SIGNED and DELIVERED as a deed

for and on behalf of

SMURFIT KAPPA TREASURY FUNDING DESIGNATED ACTIVITY COMPANY (f/k/a Smurfit Capital Funding PLC)

by its duly authorized attorney

in the presence of

and delivered as a deed

/s/ Ken Bowles
Signature
/s/ Rory Carbery
Witness (Signature)

2 Grand Canal Square
Print Address

Solicitor
Witness Occupation

Existing Guarantors

SIGNED and DELIVERED as a deed

for and on behalf of

SMURFIT KAPPA PACKAGING LIMITED (f/k/a Jefferson Smurfit Group Public Limited Company)

by its duly authorized attorney

in the presence of

and delivered as a deed

/s/ Ken Bowles
Signature
/s/ Rory Carbery
Witness (Signature)

2 Grand Canal Square
Print Address

Solicitor
Witness Occupation

SMURFIT INTERNATIONAL B.V.

By	/s/ Ken Bowles
Name: Ken Bowles
Title: Authorised Signatory

SIGNED and DELIVERED as a deed

for and on behalf of

SMURFIT KAPPA TREASURY UNLIMITED COMPANY (f/k/a Packaging International Finance)

by its duly authorized attorney

in the presence of

and delivered as a deed

/s/ Ken Bowles
Signature
/s/ Rory Carbery
Witness (Signature)

2 Grand Canal Square
Print Address

Solicitor
Witness Occupation

New Guarantors

SIGNED and DELIVERED as a deed for and on behalf of SMURFIT WESTROCK PLC by its duly authorized attorney in the presence of and delivered as a deed	/s/ Ken Bowles
Signature
/s/ Rory Carbery
Witness (Signature)

2 Grand Canal Square
Print Address

Solicitor
Witness Occupation

SMURFIT WESTROCK US HOLDINGS CORPORATION

By	/s/ Ken Bowles
Name: Ken Bowles
Title: Authorised Signatory

WESTROCK COMPANY

By	/s/ M. Benjamin Haislip
Name: M. Benjamin Haislip
Title: Senior Vice President and Treasurer

WRKCO. INC.

By	/s/ M. Benjamin Haislip
Name: M. Benjamin Haislip
Title: Senior Vice President and Treasurer

WESTROCK MWV, LLC

By	/s/ M. Benjamin Haislip
Name: M. Benjamin Haislip
Title: Senior Vice President and Treasurer

WESTROCK RKT, LLC

By	/s/ M. Benjamin Haislip
Name: M. Benjamin Haislip
Title: Senior Vice President and Treasurer

THE BANK OF NEW YORK MELLON, as Trustee

By	/s/ Francine Kincaid
Name: Francine Kincaid
Title: Vice President